UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

URBAN ONE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

1010 Wayne Avenue

14th Floor

Silver Spring, Maryland 20910

(301) 429-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	NASDAQ Capital Market

Class D Common Stock, $.001 Par Value	UONEK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2022, the Compensation Committee (“Compensation Committee”) of the Board of Directors of Urban One, Inc. (the “Company”) approved the principal terms of new employment agreements for the Company’s Founder and Executive Chairperson,  President and Chief Executive Officer and Executive Vice President and Chief Financial Officer.  The terms of the new employment agreements are effective as of January 1, 2022.  The Company and Peter D. Thompson, Executive Vice President and Chief Financial Officer, have executed an employment agreement, a copy of which is attached as an exhibit hereto. Definitive agreements for the remaining officers will be filed upon execution of the documents. What follows below is a summary of the principal terms for each of the employment agreements.

Cathy Hughes, Founder and Executive Chairperson

Pursuant to the terms approved by the Compensation Committee, Ms. Hughes will be employed as the Founder and Chairperson of the Company and its wholly-owned subsidiaries. Ms. Hughes’ employment under the agreement will commence as of January 1, 2022 until December 31, 2024, unless earlier terminated pursuant to the terms of the agreement. Ms. Hughes will be entitled to a base salary payable at the annualized rate of $1,000,000 per year and will be eligible for an annual bonus.  Ms. Hughes’ annual target bonus opportunity will be equal to 50% of her base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A)  if the Company exceeds ninety percent (90%) of budget for the fiscal year,  the Annual Bonus shall be deemed fifty percent (50%) earned and the Employee shall be entitled to such amount (the “Bonus Threshold”) and (B)  subject to the Bonus Threshold, depending on results, the Employee’s actual bonus may be higher or lower than the Target Bonus, as determined by the Compensation Committee. If Ms. Hughes achieves superior performance goals as determined by the Company’s Chief Executive Officer and Compensation Committee, then she will be eligible to receive an Annual Bonus up to 87.5% of base compensation.  Ms. Hughes was also awarded 281,250 restricted shares of the Company’s Class A common stock and stock options to purchase 93,750 Class D shares (with pricing to occur on September 27, 2022), all vesting on January 6, 2025 as a completion bonus.  Finally, Ms. Hughes will receive annual Class D stock awards with an annual value of approximately Eight Hundred Fifty-Four Thousand Two Hundred and Ninety Seven Dollars ($854,297) and annual stock option award with an annual value of approximately Two Hundred Eighty-Four Thousand Seven Hundred Sixty-Five Dollars ($284,765).  The first annual grant will price and vest on September 27, 2022 and the second and third annual grants will price and vest in January 2023 and January 2024, respectively.

Alfred C. Liggins, President and Chief Executive Officer

Pursuant to the terms approved by the Compensation Committee, Mr. Liggins will be employed as the President and Chief Executive Officer of the Company and its wholly-owned subsidiaries.  Mr. Liggins employment under the agreement will commence as of January 1, 2022 until December 31, 2024, unless earlier terminated pursuant to the terms of the agreement.   Mr. Liggins will be entitled to a base salary payable at the annualized rate of $1,250,000 per year and will be eligible for an annual bonus.  Mr. Liggins’s annual target bonus opportunity will be equal to 100% of his base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A)  if the Company exceeds ninety percent (90%) of budget for the fiscal year,  the Annual Bonus shall be deemed fifty percent (50%) earned and the Employee shall be entitled to such amount (the “Bonus Threshold”) and (B)  subject to the Bonus Threshold, depending on results, the Employee’s actual bonus may be higher or lower than the Target Bonus, as determined by the Compensation Committee. If the Employee achieves superior performance goals as determined by the Company’s Chief Executive Officer and Compensation Committee, then the Executive shall be eligible to receive an Annual Bonus up to 175% of base compensation.    Mr. Liggins was also awarded 468,750 restricted shares of the Company’s Class A common stock and stock options to purchase 156,250 Class D shares (with pricing to occur on September 27, 2022), all vesting on January 6, 2025 as a completion bonus.  Mr. Liggins will receive annual Class D stock awards with an annual value of approximately One Million Four Hundred Twenty-Three Thousand and Eight Hundred and Twenty-Eight Dollars ($1,423,828) and annual stock option award with an annual value of approximately Four Hundred Seventy Four Thousand Six Hundred and Ten Dollars ($474,610).  The first annual grant will price and vest on September 27, 2022 and the second and third annual grants will price and vest in January 2023 and January 2024, respectively.  Finally, Mr. Liggins remains eligible for the TV One Award included in his prior employment agreement.

Peter Thompson, Executive Vice President and Chief Financial Officer

Pursuant to the terms approved by the Compensation Committee, Mr. Thompson will be employed as Executive Vice President and Chief Financial Officer of the Company and Vice President of its wholly-owned subsidiaries commencing as of January 1, 2022 until December 31, 2024, unless earlier terminated pursuant to the terms of the agreement.  Mr. Thompson will be entitled to a base salary payable at the annualized rate of $650,000 per year and will be eligible for an annual bonus. Mr. Thompson’s annual target bonus opportunity will be equal to 75% of his base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A)  if the Company exceeds ninety percent (90%) of budget for the fiscal year,  the Annual Bonus shall be deemed fifty percent (50%) earned and the Employee shall be entitled to such amount (the “Bonus Threshold”) and (B)  subject to the Bonus Threshold, depending on results, the Employee’s actual bonus may be higher or lower than the Target Bonus, as determined by the Compensation Committee. If the Employee achieves superior performance goals as determined by Company’s Chief Executive Officer and Compensation Committee, then the Executive shall be eligible to receive an Annual Bonus up to 132% of base compensation. Mr. Thompson will also receive a signing bonus of $250,000, subject to a pro-rata claw-back if he leaves before the end of the term of the agreement. Mr. Thompson was also awarded 150,000 restricted shares of the Company’s Class D common stock vesting on January 6, 2025 as a completion bonus.  Finally, Mr. Thompson will receive annual Class D stock awards with an annual value of Four Hundred Eighty-Seven Thousand Five Hundred Dollars ($487,500) and annual stock option award with an annual value of One Hundred Sixty-Two Thousand Five Hundred Dollars ($162,500). The first annual grant will price and vest on September 27, 2022 and the second and third annual grants will price and vest in January 2023 and January 2024, respectively.

Forward Looking Statements

The Company cautions that certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended.  Any or all forward-looking statements may turn out to be wrong. Forward looking statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: adverse effects which may arise in connection with the material weakness in our internal control over financial reporting or our failure to promptly remediate it; the extent of the impact of the slowing economy, the extent of the impact of the COVID-19 global pandemic or any other epidemic, disease outbreak, or public health emergency, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including changes in unemployment rate; the impact of political protests and curfews imposed by state and local governments; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports).

ITEM 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Employment Agreement: Peter D. Thompson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
October 03, 2022	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer